                  CONSENT OF NATIONAL DECISION SYSTEMS, INC.

To:  The Board of Trustees of
     Angeles Mortgage Investment Trust

We hereby consent to the reference to us as indicated under the caption "Background of the Merger" in the Proxy Statement/Prospectus constituting a part of this Registration Statement.

By giving this consent, we do not concede that we are experts for purposes of
Section 7(a) of the Securities Act of 1933, as amended.


                                        /s/ Natural Decision Systems, Inc.

Albuquerque, NM
July 12, 1998